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                                                                   EXHIBIT 10.33

                         SECOND CONSOLIDATED AGREEMENT
                         -----------------------------

          AGREEMENT effective as of December 15, 1992 by and between Schein Pharmaceutical, Inc., a corporation organized and existing under the laws of the State of New York, having an office and place of business at 1800 Northern Boulevard, Rosyln NY 11576 and its affiliated companies, including Danbury Pharmacal, Inc. and Steris Laboratories, Inc. (hereinafter referred to as "SPINC") and Alfred B. Engelberg, an individual residing at 136 Field Point Circle, Greenwich CT 06830 (hereinafter referred to as ("ENGELBERG").

                                   Statement
                                   ---------

          SPINC and its affiliates are parties to an Agreement with ENGELBERG entered into on July 17, 1985, a Supplemental Agreement of April 20, 1988 and a Second Supplemental Agreement of July 11, 1989, a Consolidated Agreement dated January 1, 1990 and renewals thereof effective January 1, 1991 and January 1, 1992. Under the terms of those agreements, ENGELBERG has performed certain services on behalf of SPINC and its affiliates including the commencement and completion of patent certification litigation involving ************************ ********** ************* *** ******************* products. ENGELBERG is also currently engaged in litigation on behalf of SPINC with respect to buspirone and has prepared opinions relating to patent invalidity or infringement avoidance with respect to ********** ******** *********** *********** ********* ***
**********

     This Agreement is intended to fully define the relationship between the parties from and after its effective date.

* redacted pursuant to confidential treatment request.
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           NOW, THEREFORE, in consideration of the covenants and considerations hereinafter set forth, the parties agree as follows:

               1. Duties and Obligations of ENGELBERG
                  -----------------------------------

  1.1. ENGELBERG agrees to perform the following services for SPINC, during the life of this Agreement:

     (a) The defense of the patent infringement litigation which Bristol-Meyers Squibb Company has commenced against Danbury Pharmacal, Inc. based upon the Patent Certification Notice prepared by ENGELBERG with respect to buspirone. ENGELBERG intends to be personally responsible for the defense of this action with such assistance from other counsel as he deems necessary or desirable.

     (b) The preparation for and defense of patent infringement litigation, if any, which may hereafter be commenced against SPINC or its affiliates based upon the following opinions by ENGELBERG:

     (i) The draft Patent Certification Notice covering invalidity and non-infringement of the listed patents covering ********** ******* dated December 3, 1992.

     (ii) The opinion with respect to patent invalidity or non-infringement of the listed patents covering ********** containing products dated October 19, 1992.

     (iii) The opinion with respect to avoidance of infringement of the listed patents covering ********** dated July 20, 1990.

     (iv) The opinion with respect to avoidance of infringement of the listed patents covering ********* ************* dated December 3, 1992.

* redacted pursuant to confidential treatment request.
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     (v)  The preliminary opinion with respect to a study of the possibility of avoiding infringement of the listed patent covering ********* ********* dated December 3, 1992.
     (vi) Opinions, if any, to be rendered with respect to such products as ENGELBERG identifies in writing to SPINC within sixty (60) days following the execution of this Agreement, provided, however, that an Initial Written Opinion, as defined hereinafter, is rendered with respect to each such product no later than September 30, 1993; that such Initial written Opinions are limited to a total of no more than six (6) products belonging to a maximum of three (3) different recognized chemical classes of drugs; and that each such product is not subject to a non-patent exclusivity which prohibits an ANDA from being filed before December 31, 1994.

     (c) The services set forth in Paragraph 1.1(b) shall be performed personally by ENGELBERG or by individuals retained by ENGELBERG who are acting under ENGELBERG's personal direction and control. The retention of such individuals shall be subject to the approval of SPINC, which approval shall not be unreasonably withheld, it being recognized by SPINC that the compatibility between ENGELBERG and such individuals is critical to the successful completion of the purpose of this Agreement. ENGELBERG and SPINC agree that an Initial Written Opinion with respect to any potential patent challenge, i.e., a written opinion which includes, a recommendation to proceed with a patent challenge, the facts, documents and law justifying the challenge and the basic strategy to be used in defending against a subsequent claim of infringement

* redacted pursuant to confidential treatment request.
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by the patent owner, is critical to the success of any patent challenge.
ENGELBERG agrees that he shall personally conduct the evaluation necessary to prepare that Initial Written Opinion and shall author the Initial Written Opinion. SPINC agrees that subsequent to the preparation of an Initial Written Opinion, ENGELBERG shall have complete discretion as to the delegation of responsibility for the defense of patent litigation and is not obligated to personally devote his full time to the performance of the services set forth in paragraph 1.1(b). SPINC acknowledges that it has already received an Initial Written Opinion with respect to buspirone hydrochloride, ********* ********
******************** ********* ********** *** ********* **************

     1.2. Nothing in this Agreement shall prevent ENGELBERG from engaging in any business or activity including, without limitation, any pharmaceutical business or activity or any legal activity, including patent challenges involving drugs, except that ENGELBERG agrees that he will not directly or indirectly engage in any business or legal activity (i) with respect to any drug product if such involvement could diminish the exclusivity or market lead time of SPINC with respect to a product for which ENGELBERG has rendered an Initial Written opinion under paragraph 1.1 (a) or (b) or (ii) which would involve the use of confidential business information of SPINC acquired by ENGELBERG in the course of performing his duties under this Agreement. ENGELBERG further represents that as of the date of this Agreement he has not had any discussions with any third party or entered into any Agreement with any third party with respect to the possibility of engaging in drug patent challenges

* redacted pursuant to confidential treatment request.
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                                      -5-

and that the list of products to be identified by ENGELBERG under paragraph 1.1
(b) (vi) of this Agreement shall include all of the products listed in the Orange Book which he then intends to study for possible patent challenges.

     1.3 Nothing in this Agreement shall be construed as requiring ENGELBERG to engage in any counseling or consultation with SPINC except with respect to products which are the subject of ENGELBERG's obligations under paragraph 1.1
(a) or (b).

               2. Duties and Obligations of SPINC
                  -------------------------------

     2.1. SPINC agrees that it will perform the following activities during the life of this Agreement:

     (a) Promptly provide ENGELBERG with all assistance requested by ENGELBERG to obtain information regarding the availability of raw materials or other technical information, or to take such other actions, as needed, to determine the feasibility of producing a product for which an Initial Written Opinion has been or is proposed to be prepared by ENGELBERG.

     (b) As to each product identified in paragraph 1.1(b), or any other product, for which the parties hereto determine that it is appropriate to prepare and serve a Patent Certification Notice, carry out, at SPINC's sole expense, all of the work required to formulate a generic drug product and to obtain the stability, dissolution, bioequivalence and other data required to obtain approval of an ANDA under the 1984 Act. SPINC recognizes that it is essential to the objectives of this Agreement that all such
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                                      -6-

technical work be completed and submitted to the FDA in the initial ANDA application before any Patent Certification Notice can be filed.

     (c) Carry out, at SPINC's sole expense, all of the manufacturing and sales activities relating to each drug product for which an ANDA approval is obtained for a product containing a Patent Certification Notice prepared as a result of studies carried out pursuant to this Agreement.

               3. Warranties and Representations
                  ------------------------------

     3.1. It is understood by the parties hereto that nothing herein shall be construed as obligating either party hereto to proceed with any patent challenge or the development of any product unless and until all legal and technical issues relating to such product are completely evaluated and each party hereto has independently determined that a patent challenge is justified. However, in the event that either party decides, for any reason, not to proceed with a particular product the other party hereto shall be free to do so subject to such obligations to the other as are set forth in this Agreement.

     3.2. Each of the parties agrees to use its best efforts to meet its obligations as defined in Paragraph 1 and 2 of this Agreement.

     3.3. SPINC acknowledges that there is no warranty or other assurance by ENGELBERG that the studies to be conducted by ENGELBERG under paragraph 1.1(b)(vi) will result in any written opinions recommending patent challenges or that litigation with
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                                      -7-

respect to the patents on which Initial Written Opinions have already been rendered will result in a decision holding any patent invalid, unenforceable or non-infringed despite his best efforts.

     3.4. ENGELBERG acknowledges that there is no assurance by SPINC that it can procure timely approval of an ANDA despite the use of its best efforts.

     3.5. SPINC agrees that it will not make any oral or written statements concerning this Agreement at any time which are inconsistent with the terms of this Agreement. SPINC further agrees that it will not make any written statement about this Agreement in connection with any prospectus seeking public or private investment in SPINC or its affiliates without the prior approval of ENGELBERG, which approval will not be unreasonably withheld provided that any such statement calls clear attention to the acknowledgment set forth in paragraph 3.3 of this Agreement and further notes that ENGELBERG is free to terminate his obligations in accordance with paragraph 6.2 of this Agreement.

               4.  Reimbursement of Expenses
                   -------------------------

     4.1. SPINC shall either directly pay or shall reimburse ENGELBERG for all out-of-pocket expenses incurred in the course of performing services under this Agreement. Such expenses shall include, but are not necessarily limited to, the cost of obtaining patent copies and patent file histories, technical literature and patent searches, expert witness fees, fees of additional counsel, court costs, deposition transcript expenses, and travel expenses. ENGELBERG shall periodically render detailed invoices covering such expenses, and SPINC agrees to pay such invoices within forty-five
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                                      -8-

(45) days after receipt thereof. Alternatively, ENGELBERG may forward expense invoices from third parties directly to SPINC and SPINC agrees to pay such invoices directly within forty-five (45) days after receipt thereof. None of the expenses incurred by SPINC shall be recoverable from the amounts to be paid to ENGELBERG under paragraph 5.1 of this Agreement except for the amounts expressly authorized in paragraph 5.1 of this Agreement.

     4.2. SPINC shall not be responsible for such expenses as ENGELBERG may incur to maintain an office for the purpose of carry out the services contemplated under paragraph 1.1 of this Agreement.

     4.3. SPINC shall be solely responsible for any damages, counsel fees, costs or other monetary relief which a Court may award or require to be paid for any reason with respect to any patent litigation under this Agreement. SPINC shall be entitled to receive any reimbursement of costs awarded by a Court. Any attorneys fees awarded to SPINC shall be divided equally with ENGELBERG.

          5.0 Compensation
              ------------

     5.1. SPINC agrees to pay ENGELBERG Fifty percent (50%) of the Marginal Gross Profit in connection with the commercial manufacture and sale of each product for which SPINC obtains an ANDA approval in an application containing a certification of patent invalidity, non-infringement, unenforceability or non-use based upon an Initial Written Opinion with respect to such patent heretofore or hereafter rendered by ENGELBERG pursuant to paragraph 1.1 (b) of this Agreement. For the purpose of this Agreement:
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                                      -9-

     (a) In the case of buspirone, ********* *** ********** **********
     products and the products referred to in paragraphs 5.7 and 5.8 of this Agreement, "Marginal Gross Profit" shall mean "Net Sales" less **** of the Cost of Goods.

     (b) As to all products other than those set forth in paragraph 5. (a), "Marginal Gross Profit" shall mean "Net Sales" less **** of the Cost of Goods.

     (c) "Net Sales" shall mean the total amount received from all sales of a product in arm's length transactions with third parties, less only charges for taxes, delivery and other items separately stated and billed on the invoices to customers, returns for credit and sales rebates or credits of the type given in the normal course of business to particular classes of customers to induce purchases of the product for which the discount is given. No costs incurred in the manufacture, packaging and sale of the Product shall be deducted in determining "Net Sales". Sales to affiliated companies at prices which are less than those charged in an arm's length transaction with a third party shall be adjusted to reflect the amount which would have been received in an arm's length transaction, except that no adjustment shall be required in those instances where the lower selling price results from a successful competitive bid on a hospital or government contract and the selling price is determined in

* redacted pursuant to confidential treatment request.
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     accordance with past mutual profit reduction practices between SPINC and its affiliate with respect to such contracts.

     (d) "Cost of Goods" shall be determined by adding (i) the actual cost of materials, including active and inactive ingredients, capsules, packaging materials and any other materials used to produce a product, and (ii) the unit labor and unit manufacturing costs determined under existing cost accounting methods which are uniformly applied to all products manufactured in the same facility in accordance with generally accepted accounting principles.

     5.2. In the event that the Marginal Gross Profit is zero or less, no payment to ENGELBERG shall be made under this paragraph 5.2. No payments pursuant to paragraph 5.1 shall be required for sales of a product which are made after the expiration date of the last patent listed for any product in the Approved Drug Products list of the FDA.

     5.3. If, as to any product for which SPINC would be obligated to make payments to ENGELBERG pursuant to paragraph 5.1, SPINC is successful in negotiating a license agreement with the patent owner which gives SPINC the right to manufacture the drug product or some other drug product in lieu thereof, the parties agree that the payments required under paragraph 5.1 shall apply but the amount paid as a royalty shall be subtracted from Net Sales to determine the Marginal Gross Profit. If, as to any product for which SPINC would be obligated to make payments to ENGELBERG pursuant to paragraph 5.1, SPINC negotiates an agreement with the patent owner
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which results in a monetary payment to SPINC or in the payment of other consideration such as goods, trade discounts, etc., in exchange for an agreement by SPINC to refrain from the independent manufacture or sale of the patented product, ENGELBERG shall receive fifty (50%) percent of the value of such monetary payments or other consideration and such payments shall be made to ENGELBERG promptly after receipt of the payment or benefit by SPINC.

     5.4 SPINC may deduct from the payments to be made to ENGELBERG any fees actually paid to additional counsel who are retained pursuant to either paragraph 1.1 (c) or 6.3 of this Agreement and such out-of pocket expenses of such additional counsel as are incurred due to the retention of additional counsel, e.g. travel, meals, additional copies, etc. Out-of-pocket expenses for transcripts, depositions, expert witnesses and any other type of expense which would have been incurred even though no additional counsel had been retained shall not be deductible from the payments to ENGELBERG. Fees and expenses which are deductible under this paragraph may be deducted from any payment except that in the case of buspirone, fees or expenses can only be deducted from a payment if incurred in connection with buspirone after the date of this Agreement. No deduction may be made for fees or expenses of any kind in connection with payments for ************* ** ******************* *********

     5.5 The payments to be made pursuant to paragraph 5.1, unless otherwise specified, shall be made quarterly by SPINC within sixty (60) days after each calendar quarter on all sales of each product made during the preceding calendar quarter or, for the last

* redacted pursuant to confidential treatment request.
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calendar quarter in which a payment is owed to ENGELBERG, within sixty (60) days from the last sale for which ENGELBERG is entitled to receive payment due to expiration of the patent. Each such payment shall be accompanied by a statement setting forth sufficient information with respect to sales to enable ENGELBERG to verify the basis for the payment being made.

     5.6 SPINC shall at all times maintain accurate and complete manufacturing and sales records with respect to all drug products for which payments are due pursuant to this paragraph 5 in such a manner that ENGELBERG may verify the amounts of payments due and payable hereunder. Such records shall be open to inspection by ENGELBERG or his authorized representative during normal business hours on reasonable notice, but not more than twice during any calendar year.

     5.7 The payments required under paragraph 5.1 shall be made by SPINC with respect to its manufacture and sale of ************* ********** products until November 25, 1992 except that:

          (a) The Cost of Goods shall include **** of the royalty paid to Sandoz.

          (b) The estimated final payment for products sold between October 1, 1992 and November 25, 1992 shall be made to ENGELBERG by bank wire transfer on December 29, 1992 subject to adjustment for actual sales allowances and credits.

          (c) ENGELBERG shall pay interest to SPINC on the amount of the final payment for a period of ** days at a rate of **** per annum, said interest payment to be deducted by SPINC from the December 29, 1992 payment.

* redacted pursuant to confidential treatment request.
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     5.8  The payments required under paragraph 5.1 shall be made by SPINC with respect to its manufacture and sale of (a) *********************** products from October 1, 1992 through February 28, 1993 and (b) ******** products from October 1, 1992 through January 20, 1993. The payment for sales made by SPINC between October 1, 1992 and December 31, 1992 shall be made to ENGELBERG by bank wire transfer on March 1, 1993 and the payment for sales after January 1, 1993 shall be made to ENGELBERG by bank wire transfer on April 29, 1993.

     5.9 SPINC expressly acknowledges that the payments due to ENGELBERG under paragraphs 5.7 and 5.8 of this Agreement are based on services which were fully performed by ENGELBERG under prior Agreements and are fully due and payable to ENGELBERG or his estate irrespective of any termination of this Agreement for any reason.

               6.   Term and Termination
                    --------------------

    6.1 This Agreement shall continue until such time as the projects which are the subject of this Agreement are completed and any payments with respect thereto are due.

    6.2 ENGELBERG shall have the right, at his sole option, to terminate this Agreement upon the happening of any of the following events:


          (a) SPINC is in default in performing any obligation under this Agreement and such default continues for a period of thirty (30) days after written notice thereof is given to SPINC and such default is not cured.

* redacted pursuant to confidential treatment request.
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          (b) SPINC is adjudicated bankrupt or insolvent or is placed in receivership or enters into an insolvency proceeding or composition with its creditors.

          (c) A change in the management or effective financial control of SPINC which, in the opinion of ENGELBERG, to be reasonably exercised, seriously or adversely affects the operation or management of SPINC or its ability to perform the terms and conditions of this Agreement.

          (d) ENGELBERG becomes involved in a public service employment which prevents him from continuing to carry out his duties and obligations under this Agreement.

Termination of this Agreement by ENGELBERG pursuant to this paragraph shall relieve him from any and all obligations of any kind under this Agreement. Notwithstanding termination, ENGELBERG shall be entitled to receive the payments set forth in Paragraph 5.1 of this Agreement, said payments to be reduced by any fees or expenses reasonably incurred as a result of ENGELBERG's failure to perform all of the services contemplated by this Agreement with respect to any such product.

     6.3 SPINC shall have the right to terminate this Agreement only upon the happening of any of the following events:

          (a) ENGELBERG defaults in performing a material obligation under this Agreement and such default is not cured within thirty (30) days after written notice thereof.

          (b) ENGELBERG dies or becomes physically or mentally unable for a continuous period of ninety (90) days to perform the services contemplated by this Agreement.
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In the event of such termination, SPINC shall have no obligation to ENGELBERG with respect to any product for which it has not received an Initial Written Opinion. SPINC shall be entitled to proceed with those products for which ENGELBERG has rendered an Initial Written Opinion and ENGELBERG or his estate shall be entitled to receive the payments set forth in Paragraph 5.1 of this Agreement with respect to those products, said payments to be further reduced by any fees or expenses reasonably incurred as a result of ENGELBERG's failure to perform all of the services contemplated by this Agreement with respect to any such product.

                             7.   Miscellaneous
                                  -------------

     7.1 The parties mutually acknowledge that each party hereto has fully performed all of its duties and obligations under all prior Agreements between the parties; that there are no outstanding claims of any kind for services or compensation except as expressly set forth in this Agreement; and that this Agreement supersedes all prior agreements between the parties and shall hereinafter be the only Agreement governing the rights and obligations of the parties.

     7.2 None of the rights or obligations under this Agreement shall be assignable by any party hereto without the prior written consent of the other party.

     7.3 This Agreement is made under and shall be construed in accordance with and governed by the laws of the State of New York.

     7.4 Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American
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    Arbitration Association and judgment upon the award rendered by the
    Arbitrator may be entered in any court having jurisdiction thereof.

                                        ALFRED B. ENGELBERG

                                        /s/ Alfred B. Engelberg
                                        ------------------------------

                                        SCHEIN PHARMACEUTICAL, INC.

                                        /s/ Martin Sperber
                                        ------------------------------
                                        Martin Sperber
                                        Chairman of the Board